UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

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Item 2.02	Results of Operations and Financial Condition.

On February 28, 2006, Celsion Corporation (the “Company”) issued a press release regarding its financial results for the quarter ended December 31, 2005 and the fiscal year ended December 31, 2005. The Company hereby furnishes, as an exhibit to this Current Report on Form 8-K, a copy of such press release.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 5:00 p.m. Eastern Time on February 27, 2006, the Company amended its Certificate of Incorporation to effect a one-for-15 reverse split of the Company’s issued and outstanding shares of common stock (the “Common Stock”). As of that date, each fifteen shares of the Company’s issued and outstanding shares of Common Stock were automatically combined, converted and changed into one share of Common Stock of the Company (the “Reverse Split”). No fractional shares will be issued as a result of the Reverse Split. Instead, the Company will pay cash in lieu of fractional shares based on the average closing price of the Company’s Common Stock for the five trading days prior to the effective date of the Reverse Split. The result will be rounded to the nearest one cent, with half-pennies rounded to the even number. A copy of the Certificate of Amendment is filed as an exhibit to this Current Report on Form 8-K. The Company issued a press release on February 27, 2006 to announce the Reverse Split. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Celsion Corporation effective February 27, 2006

99.1	Press Release issued by Celsion Corporation on February 27, 2006

99.2	Press Release issued by Celsion Corporation on February 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: February 28, 2006	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Executive Vice President, Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Celsion Corporation effective February 27, 2006

99.1	Press Release issued by Celsion Corporation on February 27, 2006

99.2	Press Release issued by Celsion Corporation on February 28, 2006

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